Delaware
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES

"SAHARA MEDIA HOLDINGS, INC.", A DELAWARE CORPORATION, WITH AND INTO "MAC FILMWORKS, INC." UNDER THE NAME OF "SAHARA MEDIA HOLDINGS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY—SIXTH DAY OF SEPTEMBER, A.D. 2008, AT 3:52 O'CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

2799906 8100M 080992009	Harriet Smith Windsor, Secretary of State AUTHENTICATION : 6882696 DATE: 09-29-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:12 PM 09/26/2008
FILED 03:52 PM 09/26/2008
SRV 080992009 - 2799906 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

SAHARA MEDIA HOLDINGS, INC.
(a Delaware corporation)

INTO

MAC FILMWORKS, INC.
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST: Mac Filmworks, Inc. (the "Corporation") is a business corporation of the State of Delaware. The Certificate of Incorporation was filed with the Secretary of State on September 26, 1997.

SECOND: The Corporation is the owner of all of the outstanding shares of the stock of Sahara Media Holdings, Inc., which is also a business corporation of the State of Delaware.

THIRD: On September 25, 2008, the Board of Directors of the Corporation adopted the following resolutions to merge Sahara Media Holdings, Inc. into the Corporation:

RESOLVED that Sahara Media Holdings, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Sahara Media Holdings, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Sahara Media Holdings, Inc. in its name; and further

RESOLVED that this Corporation shall assume all of the obligations of Sahara Media Holdings, Inc.; and further

RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of Sahara Media Holdings, Inc. into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may deem necessary or advisable in order to effect the merger of

Sahara Media Holdings, Inc. into this Corporation, the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and further

RESOLVED, that this Corporation shall change its name to Sahara Media Holdings, Inc, upon the effectiveness of the Merger; and further

RESOLVED, that the merger of Sahara Media Iloldings, Inc. into this Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and further

RESOLVED, that the officers of this ,Corporation be, and they hereby arc, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

MAC FILMWORKS, INC.

September 26, 2008	By:	/s/ Philmore Anderson IV
Philmore Anderson IV
Chief Executive Officer